Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2022 First Quarter Results
First Quarter Total Revenue Increases 17.3% Year-Over-Year with Organic Recurring Revenue Growth of 6.6%; Blackbaud Reiterates Full Year 2022 Financial Guidance and Outlook
Charleston, S.C. (May 3, 2022) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its first quarter ended March 31, 2022.
"The first quarter was a stronger than expected start to the year," said Mike Gianoni, president and CEO, Blackbaud. "Just two months ago we gave our 2022 financial guidance that called for total revenue growth of approximately 17% at the midpoint of our guidance range, a significant acceleration in organic revenue growth to approximately 5%, and nearly 30% on a Rule of 40 at constant currency, which is roughly a 250-basis-point improvement year-over-year. We are pacing well against our plan, moving quickly to integrate EVERFI, and remain confident in our full-year outlook with solid visibility into the remainder of 2022 and beyond. By balancing sustainable mid-to-high single-digit organic revenue growth and meaningful margin expansion over the next few years, we believe we can create significant value for our customers, employees and shareholders."
First Quarter 2022 Results Compared to First Quarter 2021 Results:
•GAAP total revenue was $257.1 million, up 17.3%, with $244.7 million in GAAP recurring revenue, up 18.3%.
•Non-GAAP organic recurring revenue increased 6.6%.
•GAAP loss from operations was $6.0 million, with GAAP operating margin of (2.3)%, a decrease of 530 basis points.
•Non-GAAP income from operations was $43.4 million, with non-GAAP operating margin of 16.9%, a decrease of 460 basis points.
•GAAP net loss was $10.4 million, with GAAP diluted loss per share of $0.20, down $0.20 per share.
•Security Incident-related costs, net of insurance of $7.2 million.
•Non-GAAP net income was $29.5 million, with non-GAAP diluted earnings per share of $0.57, down $0.11 per share.
•Non-GAAP adjusted EBITDA was $57.2 million, unchanged from prior year, with non-GAAP adjusted EBITDA margin of 22.2%, a decrease of 120 basis points.
•GAAP net cash provided by operating activities was $24.5 million, a decrease of $5.6 million.
•Non-GAAP adjusted free cash flow was $8.4 million, a decrease of $10.4 million, with non-GAAP adjusted free cash flow margin of 3.3%, a decrease of 530 basis points.
"We started the year ahead of plan for both revenue growth and profitability," said Tony Boor, executive vice president and CFO, Blackbaud. "During the first quarter, we posted total revenue growth of 17.3% and organic recurring revenue growth was 6.6%, driven by elevated transactional volume and continued growth in contractual recurring revenue. As we discussed when we issued our guidance in February, our profitability to start the year reflects the addition of EVERFI and incremental spend in areas like innovation, security and go-to-market that was pushed from 2021 into 2022. Our overperformance versus plan in the first quarter gives us heightened confidence in our ability to achieve our full-year financial guidance, and we are executing well on our plan to achieve Rule of 40 as a company, which we ultimately expect to drive significant earnings and adjusted free cash flow growth over the next several years. Given our recent performance and our acquisition of EVERFI, we raised our Rule of 40

PRESS RELEASE
performance incentive targets for 2022 and 2023 to 29% and 33%, respectively, as we target our mid-term goal of roughly 35% on the Rule of 40 in the next few years."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•In a significant step toward its ESG goals, Blackbaud announced that it has achieved carbon neutrality across its operations and data centers for 2021, and that the company will commit to new transparent sustainability reporting this year, including TCFD and CDP.
•Blackbaud has appointed two new leaders—Chief Product Officer Sudip Datta and Chief Information Security Officer Chuck Miller.
•The company recently shared how its customers have unleashed incredible generosity and raising millions for humanitarian relief to help the people of Ukraine.
•At the end of April, the company hosted its semi-annual Product Update Briefings, sharing the latest in product innovation.
•Blackbaud was named a Top Intern and Entry Level Employer by CollegeGrad.com and received two Stevie Awards for Sales and Customer Service—one for Ethics in Sales and one for Front-Line Customer Service Team of the Year.
•Through a new integration, the company has added PayPal and Venmo payment capability to Blackbaud Merchant Services, giving U.S. social good organizations more ways to raise money and create exceptional donor experiences.
•Blackbaud and donation technology provider Change are working together to give corporate customers an option to run charitable campaigns at point of sale, match customer donations and offer donation options in loyalty programs.
•The Blackbaud Institute published a free resource to enable all social good organizations to align their missions with the UN Sustainable Development Goals (SDGs), which will help grantseekers and grantmakers to better connect and demonstrate progress toward achieving the SDGs.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reiterated its 2022 full year financial guidance:
•Non-GAAP revenue of $1.075 billion to $1.095 billion
•Non-GAAP adjusted EBITDA margin of 24.0% to 24.5%
•Non-GAAP earnings per share of $2.63 to $2.82
•Non-GAAP adjusted free cash flow of $165.0 million to $175.0 million

Included in its 2022 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be 20%
•Interest expense for the year is expected to be approximately $30.0 million to $33.0 million
•Fully diluted shares for the year are expected to be in the range of 52.0 million to 53.5 million

PRESS RELEASE
•Capital expenditures for the year are expected to be in the range of $60.0 million to $70.0 million, including approximately $45.0 million to $55.0 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). For full year 2022, Blackbaud currently expects net cash outlays of $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with the Company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. As of March 31, 2022, Blackbaud has not recorded a loss contingency related to the Security Incident as it is unable to reasonably estimate the possible amount or range of such loss. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Conference Call Details
What:    Blackbaud's 2022 First Quarter Conference Call
When:    May 4, 2022
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software development costs; acquisition-related deferred revenue write-down; stock-based compensation; acquisition-related integration costs; acquisition-related expenses; employee severance; restructuring and other real estate activities; and costs, net of insurance, related to the Security Incident.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$33,786	$55,146
Restricted cash	279,594	596,616
Accounts receivable, net of allowance of $10,772 and $11,155 at March 31, 2022 and December 31, 2021, respectively	91,770	102,726
Customer funds receivable	2,049	977
Prepaid expenses and other current assets	99,913	95,506
Total current assets	507,112	850,971
Property and equipment, net	112,675	111,428
Operating lease right-of-use assets	51,808	53,883
Software development costs, net	126,766	121,377
Goodwill	1,056,794	1,058,640
Intangible assets, net	683,348	698,052
Other assets	90,194	77,266
Total assets	$2,628,697	$2,971,617
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$39,490	$22,067
Accrued expenses and other current liabilities	72,195	100,096
Due to customers	278,179	594,273
Debt, current portion	18,116	18,697
Deferred revenue, current portion	350,952	374,499
Total current liabilities	758,932	1,109,632
Debt, net of current portion	963,109	937,483
Deferred tax liability	144,590	148,465
Deferred revenue, net of current portion	4,725	4,247
Operating lease liabilities, net of current portion	50,785	53,386
Other liabilities	1,506	1,344
Total liabilities	1,923,647	2,254,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 67,658,172 and 66,165,666 shares issued at March 31, 2022 and December 31, 2021, respectively	68	66
Additional paid-in capital	993,223	968,927
Treasury stock, at cost; 14,715,944 and 14,182,805 shares at March 31, 2022 and December 31, 2021, respectively	(535,585)	(500,911)
Accumulated other comprehensive income	15,295	6,522
Retained earnings	232,049	242,456
Total stockholders’ equity	705,050	717,060
Total liabilities and stockholders’ equity	$2,628,697	$2,971,617

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2022	2021
Revenue
Recurring	$244,666	$206,750
One-time services and other	12,458	12,441
Total revenue	257,124	219,191
Cost of revenue
Cost of recurring	112,174	88,865
Cost of one-time services and other	11,188	14,520
Total cost of revenue	123,362	103,385
Gross profit	133,762	115,806
Operating expenses
Sales, marketing and customer success	55,216	48,793
Research and development	39,952	29,179
General and administrative	43,762	30,587
Amortization	811	549
Restructuring	—	54
Total operating expenses	139,741	109,162
(Loss) income from operations	(5,979)	6,644
Interest expense	(7,599)	(5,114)
Other income (expense), net	1,121	(1,010)
(Loss) income before (benefit) provision for income taxes	(12,457)	520
Income tax (benefit) provision	(2,050)	684
Net loss	$(10,407)	$(164)
Loss per share
Basic	$(0.20)	$—
Diluted	$(0.20)	$—
Common shares and equivalents outstanding
Basic weighted average shares	51,199,717	47,363,197
Diluted weighted average shares	51,199,717	47,363,197
Other comprehensive income
Foreign currency translation adjustment	(2,132)	2,511
Unrealized gain on derivative instruments, net of tax	10,905	4,149
Total other comprehensive income	8,773	6,660
Comprehensive (loss) income	$(1,634)	$6,496

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(dollars in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(10,407)	$(164)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,545	20,461
Provision for credit losses and sales returns	1,875	2,141
Stock-based compensation expense	27,860	30,005
Deferred taxes	(7,431)	(1,142)
Amortization of deferred financing costs and discount	645	506
Other non-cash adjustments	(150)	(32)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	9,010	10,407
Prepaid expenses and other assets	(2,067)	(17,426)
Trade accounts payable	15,919	7,550
Accrued expenses and other liabilities	(13,430)	549
Deferred revenue	(22,865)	(22,752)
Net cash provided by operating activities	24,504	30,103
Cash flows from investing activities
Purchase of property and equipment	(4,266)	(3,470)
Capitalized software development costs	(12,683)	(9,302)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(19,985)	—
Net cash used in investing activities	(36,934)	(12,772)
Cash flows from financing activities
Proceeds from issuance of debt	59,400	80,700
Payments on debt	(33,765)	(59,667)
Employee taxes paid for withheld shares upon equity award settlement	(34,674)	(18,426)
Change in due to customers	(315,294)	(353,597)
Change in customer funds receivable	(1,115)	(563)
Purchase of treasury stock	—	(28,066)
Net cash used in financing activities	(325,448)	(379,619)
Effect of exchange rate on cash, cash equivalents and restricted cash	(504)	230
Net decrease in cash, cash equivalents and restricted cash	(338,382)	(362,058)
Cash, cash equivalents and restricted cash, beginning of period	651,762	644,969
Cash, cash equivalents and restricted cash, end of period	$313,380	$282,911
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$33,786	$55,146
Restricted cash	279,594	596,616
Total cash, cash equivalents and restricted cash in the statement of cash flows	$313,380	$651,762

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended March 31,
	2022	2021
GAAP Revenue	$257,124	$219,191

GAAP gross profit	$133,762	$115,806
GAAP gross margin	52.0%	52.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	4,149	5,358
Add: Amortization of intangibles from business combinations	12,489	9,128
Subtotal	16,638	14,486
Non-GAAP gross profit	$150,400	$130,292
Non-GAAP gross margin	58.5%	59.4%

GAAP (loss) income from operations	$(5,979)	$6,644
GAAP operating margin	(2.3)%	3.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	27,860	30,005
Add: Amortization of intangibles from business combinations	13,300	9,677
Add: Employee severance	—	991
Add: Acquisition-related integration costs	643	(98)
Add: Acquisition-related expenses	314	65
Add: Restructuring and other real estate activities	71	(111)
Add: Security Incident-related costs, net of insurance(1)	7,201	—
Subtotal	49,389	40,529
Non-GAAP income from operations	$43,410	$47,173
Non-GAAP operating margin	16.9%	21.5%

GAAP (loss) income before (benefit) provision for income taxes	$(12,457)	$520
GAAP net loss	$(10,407)	$(164)

Shares used in computing GAAP diluted (loss) earnings per share	51,199,717	47,363,197
GAAP diluted (loss) earnings per share	$(0.20)	$—

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(2,050)	684
Add: Total non-GAAP adjustments affecting income from operations	49,389	40,529
Non-GAAP income before provision for income taxes	36,932	41,049
Assumed non-GAAP income tax provision(2)	7,386	8,210
Non-GAAP net income	$29,546	$32,839

Shares used in computing non-GAAP diluted earnings per share	52,076,858	48,387,042
Non-GAAP diluted earnings per share	$0.57	$0.68
(1)Includes Security Incident-related costs incurred during the three months ended March 31, 2022 of $9.0 million, net of probable insurance recoveries during the same period of $1.8 million. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2022, we currently expect net cash outlays of approximately $25 million to $35 million for ongoing legal fees related to the Security Incident. In line with our policy, legal fees, are expensed as incurred. We have not recorded a liability for a loss contingency related to the Security Incident as of March 31, 2022 because we are unable at this time to reasonably estimate the possible loss or range of loss.
(2)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2022	2021
GAAP revenue	$257,124	$219,191
GAAP revenue growth	17.3%
Add: Non-GAAP acquisition-related revenue(1)	—	25,229
Non-GAAP organic revenue(2)	$257,124	$244,420
Non-GAAP organic revenue growth	5.2%

Non-GAAP organic revenue(2)	$257,124	$244,420
Foreign currency impact on non-GAAP organic revenue(3)	911	—
Non-GAAP organic revenue on constant currency basis(3)	$258,035	$244,420
Non-GAAP organic revenue growth on constant currency basis	5.6%

GAAP recurring revenue	$244,666	$206,750
GAAP recurring revenue growth	18.3%
Add: Non-GAAP acquisition-related revenue(1)	—	22,788
Non-GAAP organic recurring revenue	$244,666	$229,538
Non-GAAP organic recurring revenue growth	6.6%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended March 31,
	2022	2021
GAAP net loss	$(10,407)	$(164)
Non-GAAP adjustments:
Add: Interest, net	7,476	4,962
Add: GAAP income tax (benefit) provision	(2,050)	684
Add: Depreciation	3,538	3,211
Add: Amortization of intangibles from business combinations	13,300	9,677
Add: Amortization of software development costs(1)	9,245	7,963
Subtotal	31,509	26,497
Non-GAAP EBITDA	$21,102	$26,333
Non-GAAP EBITDA margin	8.2%

Non-GAAP adjustments:
Add: Stock-based compensation expense	27,860	30,005
Add: Employee severance	—	991
Add: Acquisition-related integration costs	643	(98)
Add: Acquisition-related expenses	314	65
Add: Restructuring and other real estate activities	71	(111)
Add: Security Incident-related costs, net of insurance(2)	7,201	—
Subtotal	36,089	30,852
Non-GAAP adjusted EBITDA	$57,191	$57,185
Non-GAAP adjusted EBITDA margin	22.2%

Rule of 40(3)	27.4%

Non-GAAP adjusted EBITDA	57,191	57,185
Foreign currency impact on Non-GAAP adjusted EBITDA(4)	501	(504)
Non-GAAP adjusted EBITDA on constant currency basis(4)	$57,692	$56,681
Non-GAAP adjusted EBITDA margin on constant currency basis	22.4%

Rule of 40 on constant currency basis(5)	28.0%
(1)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(2)Includes Security Incident-related costs incurred, net of probable insurance recoveries. See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(4)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(5)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Three months ended March 31,
	2022	2021
GAAP net cash provided by operating activities	$24,504	$30,103
Less: purchase of property and equipment	(4,266)	(3,470)
Less: capitalized software development costs	(12,683)	(9,302)
Non-GAAP free cash flow	$7,555	$17,331
Add: Security Incident-related cash flows, net of insurance	823	1,416
Non-GAAP adjusted free cash flow	$8,378	$18,747